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                                                                   Exhibit 10.10

                             AMENDMENT NO. 1 TO THE
                          BENTLEY SYSTEMS, INCORPORATED
                             1997 STOCK OPTION PLAN

         WHEREAS, Bentley Systems, Incorporated (the "Company") established the Bentley Systems, Incorporated 1997 Stock Option Plan (the "Plan");

         WHEREAS, Section 10(a) of the Plan provides that, subject to certain limitations, the Board of Directors of the Company (the "Board") may amend the Plan; and

         WHEREAS, the Board desires to amend the Plan (i) to increase the number of shares available under the Plan; (ii) to provide a limit on the number of shares a key employee is entitled to receive under the Plan and to specify the period in which the key employee can receive such shares; (iii) to provide flexibility with respect to the period of exercise of an option after termination of employment or disability; (iv) to add a provision requiring shareholder approval for certain amendments; and (v) to make certain other changes;

         NOW, THEREFORE, effective as of February 17, 2000, the Plan is hereby amended as follows:

         1. The first paragraph of Section 4 of the Plan is hereby amended to read as follows:

                  4. Stock. Options may be granted under the Plan to purchase up to a maximum of 3,800,000 shares of the Company's $.01 par value Class B (non-voting) common stock ("Common Stock"); provided, however, that on and after the Public Offering Date (as defined in Section 2 hereof), no Key Employee shall receive Options under the Plan in any calendar year for more than 75,000 shares of the Company's Common Stock. However, both the limits in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

                                      * * *

         2. The second paragraph of Section 7(d) ("Exercise") of the Plan is hereby amended to read as follows:

                  Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of full and/or fractional shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares (except that, in the case of an exercise arrangement

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         approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise).

         3. Section 7(e) of the Plan is hereby amended to read as follows:

                  (e) Termination of Employment. If a Key Employee's employment by the Company (and Subsidiaries) is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of (i) the expiration date specified in such Option; or
         (ii) (A) in the case of the Key Employee's voluntary termination or in the case of a termination for Cause, the date of such termination of employment (unless the Committee, in its discretion and subject to Section 10 hereof, permits a later expiration date in the case of such a termination, with the consent of the Option holder in the case of an
         ISO) or (B) otherwise, three months after such termination of employment (unless the Committee, in its discretion and subject to Section 10 hereof, permits a later expiration date in the case of such a termination, with the consent of the Option holder in the case of an
         ISO). For this purpose, "Cause" shall mean (i) the Key Employee's failure to perform the duties of his position, provided such failure has a material, adverse effect on the Company or any Subsidiary; (ii) the Key Employee's misappropriation of any assets of the Company or any Subsidiary; (iii) the Key Employee's drunkenness or misuse of drugs while performing services for the Company or any Subsidiary; or (iv) the Key Employee's being convicted of a misdemeanor, the penalty for which is imprisonment for more than one year, or a felony.

         4. Section 7(f) of the Plan is hereby amended to read as follows:

                  (f) Exercise upon Disability of Key Employee. If a Key Employee becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) one year after such termination of employment (unless the Committee, in its discretion and subject to Section 10 hereof, permits a later expiration date in the case of such a termination, with the consent of the Option holder in the case of an ISO). In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.


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         5. The first sentence of the first paragraph of Section 9 of the Plan is hereby amended to read as follows:

                  9. Capital Adjustments. The number and class of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. * * *

         6. The first sentence of the second paragraph of Section 9 of the Plan is hereby amended to read as follows:

                  In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. * * *

         7. A new paragraph (3) to Section 10(a) ("In General") of the Plan is hereby added to read as follows:

                  (3) on and after the Public Offering Date (as defined in Section 2 hereof), no amendment may be made which would require shareholder approval under the rules of the exchange or market on which the Common Stock is listed.

         8. The first sentence of the first paragraph of Section 13 of the Plan is hereby amended to read as follows:

                  13. Company's Right of First Refusal and Right to Repurchase Common Stock; Proxy or Voting Agreement. Any shares of Common Stock issued pursuant to the exercise of Options that were granted under this Plan shall be subject to this Section 13 until the Public Offering Date. * * *

         9. The first sentence of Section 13(c) of the Plan is hereby amended to read as follows:

                  (c) Company's Right to Repurchase Common Stock. Upon termination of the Key Employee's employment with the Company and Subsidiaries for any reason, including death, disability, voluntary resignation, and discharge for Cause (as defined in Section 7(e) hereof), the Company shall have


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         the right, but not the obligation, to purchase all, or any whole number of shares less than all, of the shares of Common Stock then owned by the Key Employee or the Key Employee's beneficiary (the "Repurchase Right"). * * *



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